CONSENT OF INDEPENDENT ACCOUNTANTS

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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement for Individual Deferred Variable Annuity Contracts with Flexible Purchase Payments issued by CML/OFFITBANK Variable Annuity Separate Account and Connecticut Mutual Life Insurance Company.


                                                /s/Arthur Andersen LLP

Hartford, Connecticut
September 27, 1995